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                                                                   Exhibit 10.15


                                 GREY WOLF, INC
               AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENTS

                                November 13, 2001


         THIS AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is by and between Grey Wolf, Inc. (the "Corporation"), a Texas Corporation, and EMPNAME (the "Optionee"), and is an amendment to all of those certain Non-Qualified Stock Option Agreements entered into by and between the Corporation and the Optionee as more particularly described on Exhibit "A" hereto (the "Original Option Agreements") pursuant to the Corporation's 1996 Employee Stock Option Plan dated effective July 29, 1996 (the "Plan").

         WHEREAS, the Corporation granted certain options to Optionee under the Plan as more particularly described on Exhibit "A" hereto; and

         WHEREAS, the Board of Directors of the Corporation has approved certain changes to the Original Option Agreements in this Agreement pursuant to that certain Consent of Directors dated November 13, 2001; and

         WHEREAS, the Corporation and the Optionee deem it desirable, for and in the best interests of the parties to this Agreement, to modify the Original Option Agreements as provided herein.

         NOW THEREFORE BE IT RESOLVED, that the Corporation and the Optionee do hereby agree to amend the Original Option Agreements as follows:

         1. Corporate Proceedings of the Corporation. Section 9(b) and 9(c) of the Original Option Agreements shall be deleted in their entirety and the following new Sections 9(b) and 9(c) substituted therefor and new Section 9(f) shall be added:

                  "9. Corporate Proceedings of the Corporation.

                           (b) If the Corporation merges into or with or
                  consolidates with (such events collectively referred herein as a "Merger") any corporation or corporations and is not the surviving corporation, then the Corporation shall cause the surviving corporation to assume the Option or substitute a new option of the surviving corporation for the Option (with an Exercise Period at least equal to the period remaining until the Expiration Date for the Option). In the event that the Option is assumed or a new option of the surviving corporation is substituted for the Option (i) if, on the effective date of the Merger, the Option is "in the money" the excess of the aggregate fair market value of the shares subject to the Option immediately after such assumption, or the new option immediately after such substitution, over the aggregate Exercise Price of such shares must be, based upon a good faith determination by the Board of Directors of the Corporation, not less than the excess of the aggregate fair market value of the Common Stock subject to the Option immediately before such substitution or assumption over the aggregate Exercise Price

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                  of such Common Stock and (ii) if, on the effective date of the
                  Merger, the Option is "out of the money" the excess of the aggregate Exercise Price of the shares subject to the Option immediately after such assumption, or the new option immediately after such substitution over the fair market value of such shares must be, based upon a good faith determination by the Board of Directors of the Corporation, not more than the excess of the aggregate Exercise Price of the Common Stock subject to the Option immediately before such assumption or substitution over the aggregate fair market value of such Common Stock.

                           (c) In the event of a dissolution or liquidation of
                  the Corporation, the Corporation shall cause written notice of such dissolution or liquidation (and the material terms and conditions thereof) to be delivered to the Optionee at least ten (10) days prior to the proposed effective date (the "Effective Date") of such event. The Optionee shall be entitled to exercise the Option (as to all Option Shares, whether or not the Option is then otherwise exercisable under
                  Section 2) until the Effective Date, or until the Expiration Date if earlier. Any Option which has not been exercised on or before the Effective Date shall terminate.

                           (f) In the event that neither the shares of stock of
                  the Corporation nor shares of stock of the surviving corporation are listed on an established exchange as a result of a "going private" transaction, the Fair Market Value of the Option (as of all Option Shares, whether or not the Option is then exercisable under Section 2) shall be determined as soon as practicable after completion of the "going private" transaction. Optionee shall be paid the Fair Market Value of such Option by cashiers check or wire transfer of immediately available funds within ten (10) days after the determination of such Fair Market Value. The Option shall terminate upon receipt of such payment by the Optionee. For purposes of this
                  Section 9(f), the "Fair Market Value" of the Option purchased shall be determined as follows: (i) If the Optionee and the Corporation can agree on the Fair Market Value of the Option within fifteen (15) days following completion of the going private transaction, the Fair Market Value will be the agreed value of the Option; (ii) If the Optionee and Corporation cannot agree on the Fair Market Value of the Option, the value will be determined as follows: (1) Each party shall, within thirty (30) days following completion of the going private transaction, provide written notice of the appointment of an appraiser to the other party. If the parties appoint the same appraiser or if only one appraiser is timely appointed, then the timely appointed appraiser shall be the only appraiser and shall prepare and deliver the appraised value of the Option taking into consideration the "Black-Scholes" method of valuation of such Option within thirty (30) days following its appointment; (2) If the parties each timely appoint different appraisers, such appraisers shall agree upon a third appraiser within fifteen (15) days following their appointment. If such appraisers cannot agree upon a third appraiser within fifteen
                  (15) days following their appointment, either the Optionee or the Corporation may petition any United States federal district court in the Southern District of Texas to appoint such appraiser; (3) Each appraiser shall complete his appraisal of the Option taking into consideration the "Black-Scholes" method of valuation of such Option and deliver a copy of his written appraisal to the Optionee



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                  and the Corporation within thirty (30) days of such
                  appraiser's appointment; (4) If there is more than one appraiser, the Fair Market Value shall be the mathematical average of the two closest appraisals; (5) Each appraiser appointed hereunder shall have been actively involved in the business of valuing and appraising companies in the oil and gas service industry for the five year period immediately preceding the date of appointment; and (6) The parties understand and agree that the value of the Option is dependent upon a valuation of the Corporation and that the appraisers shall have access to the business records, assets and properties of the Corporation as they may reasonably request for the purpose of appraising the value of the Option."

         2. Termination. Section 11 of the Original Option Agreements shall be deleted in their entirety and the following new Section 11 substituted therefor:

         "11. Termination.

                           (a) Except as otherwise provided in this Section 11,
                  if the Optionee ceases to be employed by the Corporation, or a parent or subsidiary corporation of the Corporation, and prior to such cessation, the Optionee was employed at all times from the date of the granting of the Option until the date of such cessation, the Option must be exercised by the Optionee (to the extent that the Optionee is entitled to do so at the date of cessation) within three (3) months following the date of cessation of employment, subject to the Expiration Date; provided, however, that if the Optionee is terminated for cause, the Option will immediately terminate. Notwithstanding the foregoing, the Corporation may, in its sole discretion, extend for a reasonable period the time in which the Optionee may exercise the Option after the date of cessation of employment, subject to the Expiration Date.

                           (b) If the Optionee becomes permanently and totally
                  disabled, as hereinafter defined, while employed by the Corporation or a parent or subsidiary corporation of the Corporation, and prior to such disability the Optionee was employed at all times from the date of the granting of the Option until the date of disability, the Option must be exercised by the Optionee (to the extent that the Optionee is entitled to do so at the date of disability) at any time on or before: (i) the Expiration Date, if the Corporation determines that the Optionee is permanently or totally disabled within one (1) year after the date a Change of Control of the Corporation shall be deemed to have occurred; or (ii) three years after the Corporation determines the Optionee is permanently or totally disabled, if such determination occurs at any time other than within one (1) year after the date of a Change of Control of the Corporation shall be deemed to have occurred, and if not so exercised, the Option shall thereupon terminate.

                           "Permanently and totally disabled" means being unable
                  to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. In the absence of any specific requirements for this determination, the decision of the



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                  Corporation, as aided by any physicians designated by the
                  Corporation shall be conclusive and the Corporation shall send written notice to the Optionee of the determination that the Optionee has become permanently and totally disabled.

                           (c) If the Optionee dies while employed by the
                  Corporation or a parent or subsidiary corporation of the Corporation, and prior to death the Optionee was employed at all times from the date of the granting of the Option until the date of death, the Option must be exercised (to the extent that the Optionee is entitled to do so at the date of death) by a legatee or legatees of the Optionee under the Optionee's will, or by the Optionee's personal representatives or distributes, at any time on or before: (i) the Expiration Date, if Optionee dies within one (1) year after the date a Change of Control of the Corporation shall be deemed to have occurred; or (ii) three years after the Optionee dies, if the Optionee dies at any time other than within one (1) year after the date a Change of Control of the Corporation shall be deemed to have occurred and if not so exercised, the Option shall thereupon terminate.

                           (d) Notwithstanding the foregoing, the Optionee may
                  exercise the Option as to all of the Option Shares (whether previously exercisable or not) on or before the Expiration Date if (i) a Change of Control of the Corporation shall be deemed to have occurred and (ii) within one (1) year after the date a Change of Control of the Corporation shall be deemed to have occurred, Optionee's employment with the Corporation or a parent or subsidiary corporation of the Corporation is terminated for any reason other than (a) voluntary resignation or retirement, (b) death or permanent and total disability, or
                  (c) Cause.

                           (e) Notwithstanding the foregoing, the Optionee may
                  exercise the Option as to all of the Option Shares (to the extent the Optionee is entitled to do so at the date Optionee ceases employment with the Corporation or a parent or subsidiary corporation of the Corporation) on or before three years after the date Optionee ceases employment with the Corporation or a parent or subsidiary corporation of the Corporation if Optionee's employment with the Corporation or a parent or subsidiary corporation of the Corporation is terminated at any time other than within one (1) year after that date a Change of Control of the Corporation shall be deemed to have occurred for any reason other than (a) voluntary resignation or retirement, (b) death or permanent or total disability, or (c) Cause.

                           For the purposes of this Agreement, a "Change of
                  Control of the Corporation" shall be deemed to have occurred if after the effective date of this Agreement (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation's then outstanding securities; (ii) there occurs a proxy contest or a consent solicitation, or the Corporation is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less


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                  than a majority of the Board of Directors thereafter; or (iii)
                  during any period of two consecutive years, other than as a result of an event described in clause (ii) of this paragraph, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                           For the purposes of this Agreement, the term "Cause"
                  shall mean and include (i) chronic alcoholism or controlled substance abuse as determined by a doctor mutually acceptable to the Corporation and the Optionee, (ii) an act of proven fraud or dishonesty on the part of the Optionee with respect to the Corporation or its subsidiaries; (iii) knowing and material failure by the Optionee to comply with material applicable laws and regulations relating to the business of the Corporation or its subsidiaries; (iv) the Optionee's material and continuing failure to perform (as opposed to unsatisfactory performance) his duties to the Corporation except, in each case, where such failure is caused by the illness or other similar incapacity or disability of the Optionee; or (v) conviction of a crime involving moral turpitude or a felony. Prior to the effectiveness of termination for Cause under subclause (i), (ii), (iii) or (iv) above, the Optionee shall be given thirty (30) days prior notice from the Board specifically identifying the reasons which are alleged to constitute Cause hereunder and an opportunity to be heard by the Board in the event Optionee disputes such allegations.

                           If the Optionee is a party to a written employment
                  agreement with the Corporation and that employment agreement provides that Optionee's employment with the Corporation may be terminated without cause as defined in the employment agreement, any such termination without cause shall not be considered a "voluntary resignation" for the purposes of this Agreement.

                           Nothing in (a), (b), (c) (d) or (e) shall extend the
                  time for exercising the Option granted pursuant to this Agreement beyond the Expiration Date."

         3. In all other respect, the terms and provisions of the Original Option Agreements are hereby reaffirmed by the Corporation and the Optionee.



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         IN WITNESS WHEREOF, the parties have executed this Amendment to
Non-Qualified Stock Option Agreements as of the date first above written.

                                     GREY WOLF, INC.

                                     By:_______________________________
                                     Name:   DAVID W. WEHLMANN
                                     Title:  SENIOR VICE PRESIDENT AND
                                             CHIEF FINANCIAL OFFICER

                                     OPTIONEE

                                     __________________________________
                                     Name: {EMPNAME}




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